UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-12

New Residential Investment Corp.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	1)	Title of each class of securities to which transaction applies:
	2)	Aggregate number of securities to which transaction applies:
	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	4)	Proposed maximum aggregate value of transaction:
	5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1)	Amount Previously Paid:
	2)	Form, Schedule or Registration Statement No.:
	3)	Filing Party:
	4)	Date Filed:

NEW RESIDENTIAL INVESTMENT CORP.

1345 Avenue of the Americas, 45th Floor,
New York, New York 10105

SUPPLEMENT TO PROXY STATEMENT

For the 2019 Annual Meeting of Stockholders to Be Held on May 23, 2019

This proxy statement supplement, dated April 17, 2019 (this “Supplement”), supplements the proxy statement dated April 11, 2019 (the “Proxy Statement”) in connection with the solicitation of proxies by and on behalf of the Board of Directors (the “Board”) of New Residential Investment Corp., a Delaware corporation (“we,” “our,” “us,” “the Company” and “New Residential”), for the Annual Meeting of Stockholders to be held on May 23, 2019, at 8:00 a.m., Eastern Time, and any adjournment or postponement of that meeting (the “Annual Meeting”) at The Hilton Hotel, 1335 Avenue of the Americas, New York, New York.

The purpose of this Supplement is to provide information relating to a recent change to our Board and the withdrawal of Proposal No. 4, a non-binding stockholder proposal requesting a report on board diversity. Except as described in this Supplement, the information provided in the Proxy Statement continues to apply and should be considered in voting your shares. To the extent that information in this Supplement differs from or updates information contained in the Proxy Statement, the information in this Supplement is more current.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

Proposal One as set forth in the Proxy Statement is hereby amended to reflect that the Board has increased the size of the Board to eight (8) members and appointed Pamela F. Lenehan to serve on the Board as a Class I Director for a term expiring at the 2020 annual meeting of stockholders. The Board also appointed Ms. Lenehan as a member of the Audit Committee of the Board. You are not being asked to vote in favor of the election of Ms. Lenehan at the Annual Meeting.

Biographical information concerning Ms. Lenehan is set forth below.

Class	Term Expiration	Director	Age
Class I	2020	Pamela F. Lenehan	66

Pamela F. Lenehan Director since April 2019
Pamela F. Lenehan has been a member of our Board of Directors since April 2019, and serves as a member of the Audit Committee. Ms. Lenehan has served as President of Ridge Hill Consulting, LLC, a strategy consulting firm, since June 2002. She also has served on the board of directors of Monotype Imaging Holdings Inc., a software company, since 2006, where she has served as its board chair since 2018, and previously served both as a member of its audit committee and as chairperson of its compensation committee from September 2006 to May 2018. She formerly served on the board of directors of Civitas Solutions, Inc., a health services provider, from December 2008 to March 2019, when it was acquired in a private equity transaction, and as a member of its audit committee from December 2008 to March 2019, including as audit committee chair from January 2009 to January 2016, as a member of its compensation committee from October 2015 to March 2019, and as presiding director from January 2016 to March 2019; on the board of directors and audit committee of American Superconductor Corporation from March 2011 to July 2018, including as its audit committee chair from August 2011 to July 2018; on the board of directors and compensation committee for Spartech Corporation from December 2004 to March 2013, including as its compensation committee chair from March 2007 to March 2013, and a member of its audit committee from January 2005 to March 2007. She currently sits on the board of directors for the Center for Women and Enterprise, the National Association of Corporate Directors of New England and is the co-Chair of the Boston Chapter of Women Corporate Directors, each a not-for-profit organization. Ms. Lenehan holds an Executive Masters Professional Director Certification, Silver Level from the American College of Corporate Directors, a Bachelor’s degree in mathematical economics from Brown University, and a Master’s degree in economics from Brown University. Ms. Lenehan’s extensive knowledge and experience in technology, financial services, corporate advisory, strategic planning and public board environments, including serving on boards of a number of companies in the application software industry, led our Board to conclude that Ms. Lenehan should serve as a director.

ADDITIONAL INFORMATION REGARDING THE APPOINTMENT OF MS. LENEHAN

We have set forth below certain information updating the Proxy Statement to reflect the appointment of Ms. Lenehan. For detailed information regarding the composition of our Board and its committees, as well as other corporate governance policies, please refer to the Proxy Statement.

Based on information provided by Ms. Lenehan, the Board has determined that Ms. Lenehan has no material relationship with the Company and is “independent” for purposes of the New York Stock Exchange (“NYSE”) listing standards. Our Board also determined that Ms. Lenehan satisfies the audit committee independence standards under applicable rules of the NYSE and the U.S. Securities and Exchange Commission.

As of the date of this Supplement, Ms. Lenehan does not beneficially own any shares of New Residential common stock (“Common Stock”).

WITHDRAWAL OF STOCKHOLDER PROPOSAL

The proponents of Proposal No. 4, a non-binding stockholder proposal requesting a report on board diversity, have withdrawn the proposal.  New Residential will hold the Annual Meeting as previously scheduled, and Proposal No. 4 will not be presented or voted upon at the Annual Meeting.  None of the other agenda items presented in the Proxy Statement are affected by this Supplement.

VOTING MATTERS

This supplement does not change any of the proposals to be acted upon at the Annual Meeting, which are described in the Proxy Statement, other than the withdrawal of Proposal No. 4. As a stockholder, your vote is very important, and the Board encourages you to exercise your right to vote whether or not you plan to attend the Annual Meeting. We will not make available or distribute, and you do not need to submit, a new proxy card or provide new voting instructions solely as a result of the withdrawal of Proposal No. 4. Proxies and voting instructions already returned by stockholders (via Internet, telephone or mail) will remain valid and will be voted on all matters, other than Proposal No. 4, at the Annual Meeting unless revoked, and any votes received on Proposal No. 4 will not be tabulated. If you have not yet returned your proxy card or submitted your voting instructions, please return the proxy card or provide voting instructions, disregarding Proposal No. 4.
2